JOINT AGREEMENT AND MUTUAL RELEASE

KNOW ALL MEN BY THESE PRESENTS that Enertopia Corp. (“Enertopia”) and Green Canvas Ltd. and Tim Selenski (collectively referred to as “Green Canvas”) are parties to an Acquisition and Joint Venture Agreement (the “Agreement”) dated February 28, 2014 for the operation of a Joint Venture Business (as such terms are defined in the Agreement). The parties have agreed cancel the Agreement and enter into this mutual release. As a result, for retention of 1,800,000 shares of common stock of Enertopia by Green Canvass, and the cancellation of 6,400,000 shares of common stock of Enertopia held in escrow, issued pursuant to the terms of the Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged by each party, Enertopia and Green Canvas agree as follows:

1.        The Parties agree and warrant as between themselves that they shall have no cost, expense, or liability for any operations conducted under the Agreement or arising out of any other contractual or business relations between the parties.

2.        The Parties hereby additionally acknowledge that the Agreement is effectively terminated as of the 10th day of June, 2015.

3.        Each party hereby remises, releases and forever discharges each other and their respective assigns, agents, employees and servants, and, where applicable, the heirs, executors, administrators, successors and assigns of each other from any and all manner of action and actions, cause and causes of action, suits, debts, dues, sums of money, claims, demands and obligations whatsoever, at law or in equity, which each party may have had or now have or which their assigns, receivers, receiver-managers, trustees, affiliates, and, where applicable, the heirs, executors, administrators, successors and assigns of each other hereafter can, shall or may have existing up to the present time by reason of any matter cause or thing whatsoever relating to or arising out of the relationship between the parties relating to, arising out of or in connection with the Agreement, and any and all dealings between the parties to the date hereof.

4.        Green Canvas agrees to provide all reasonable assistance for completing and signing documentation required by Enertopia in order to cancel the shares currently held in escrow under the terms of the Agreement, including but not limited to the provision of a Medallion signature guaranteed stock transfer power of attorney for such cancellation.

5.        If any provision of this Release or any part of any provision of this Release is held under any circumstances to be invalid or unenforceable in any jurisdiction, then: (a) such provision or part thereof shall, with respect to such circumstances and in such jurisdiction, be deemed amended to conform to applicable laws so as to be valid and enforceable to the fullest possible extent, (b) the invalidity or unenforceability of such provision or part thereof under such circumstances and in such jurisdiction shall not affect the validity or enforceability of such provision or part thereof under any other circumstances or in any other jurisdiction, and (c) such invalidity or unenforceability of such provision or part thereof shall not affect the validity or enforceability of the remainder of such provision or the validity or enforceability of any other provision of this Release. Each provision of this Release is separable from every other provision of this Release, and each provision of this Release is separable from every other part of such provision.

6.        The parties, and each of them, hereby represent that they are the only parties entitled to the consideration expressed in this Release, and that they have not assigned any right of action released hereby to any other firm, corporation or person.

7.        Each of the parties to this Release acknowledges that such party has read this document and fully understands the terms of this Release, and acknowledges that this Release has been executed voluntarily after either receiving independent legal advice, or having been advised to obtain independent legal advice and having elected not to do so.

8.        This Release is governed by the laws of Province of British Columbia, and the parties attorn to the jurisdiction of the Courts of Province of British Columbia with regard to any dispute arising out of this Release.

9.        It is understood and agreed that this Release does not constitute an admission of liability on the part of any party.

10.        This Release may be signed in any number of counterparts, each of which shall be deemed to be an original and all of which taken together shall constitute one and the same document. Execution and delivery of this document by fax shall constitute effective execution and delivery. Execution of this document by a corporation shall be effective notwithstanding that its corporate seal is not affixed hereto.

DATED for reference this _______day of __________________, 2015.

By:
Witness		Tim Selenski

GREEN CANVAS LTD.

Per:
Authorized Signatory

ENERTOPIA CORP.

Per:
Authorized Signatory